SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

ALLIANCE IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, CA 92806

(Address of principal executive offices, including zip code)

(714) 688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5:  Corporate Governance and Management.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Effective September 8, 2004 Henry R. Kravis resigned from the Alliance Imaging, Inc. (the “Company”) Board of Directors.  The resignation of Mr. Kravis from the Company’s Board of Directors did not involve any disagreement with the Company.

(d)         Effective September 8, 2004 the Board of Directors appointed Adam H. Clammer as a Class I director to fill the vacancy created by the resignation of Mr. Kravis.  Mr. Clammer is a director at Kohlberg Kravis Roberts & Co. L.P., or KKR, an investment firm, where he has worked since 1995.  Prior to joining KKR, Mr. Clammer was in the mergers and acquisitions departments of Morgan Stanley & Co. from 1992 to 1995. Mr. Clammer also serves as a director of Zhone Technologies, Inc. and MedCath Corporation.   Mr. Clammer is not expected to be appointed to any Board committees at this time.  An affiliate of KKR holds a majority of the Company’s outstanding common stock and pursuant to a previously disclosed and filed management agreement KKR receives $650,000 per annum in management fees from the Company. As a non-employee director, Mr. Clammer will be entitled to receive from the Company an annual fee of $25,000 and reimbursement of travel expenses. Mr. Clammer has elected to participate in the Company's Directors' Deferred Compensation Plan and his annual fees will be deferred into a stock account and converted quarterly into phantom shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2004		/s/ Russell D. Phillips, Jr.
	Name:	Russell D. Phillips, Jr.
	Title:	Executive Vice President and General Counsel